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                                                                       EXHIBIT 5




                   [Waller Lansden Dortch & Davis Letterhead]


                               January 8, 1998

Service Experts, Inc.
111 Westwood Place, Suite 420
Brentwood, Tennessee  37027

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Service Experts, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on January 8, 1998 relating to up to 500,000 shares of Common Stock, $.01 par value per share, of the Company (the "Shares"). The Shares will be resold by the holders thereof from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as set forth in the applicable supplement to the Prospectus. The Shares were originally issued, or will be issued, to the holders thereof without registration under the Securities Act of 1933, as amended, in transactions not involving a public offering.

         In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement and the applicable supplement, will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to this firm under the caption "Legal Matters" in the Prospectus.

                                Very truly yours,

                                /s/ Waller Lansden Dortch & Davis,
                                    A Professional Limited Liability Company